UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2005

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201

(Address of principal executive offices) (Zip Code)

(509) 458-3711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On March 19, 2005, Sterling Financial Corporation (“Sterling”) entered into amended and restated employment agreements with Harold B. Gilkey, Chairman of the Board and Chief Executive Officer of Sterling, and with William W. Zuppe, President and Chief Operating Officer of Sterling (collectively, the “Agreements”).

The Agreements extend the term of Messrs. Gilkey and Zuppe employment from the current expiration dates of July 1, 2005 and August 31, 2006, respectively, until December 31, 2009 and provide for annual fixed minimum salaries.  The Agreements also provide for incentive bonuses, long-term incentive compensation including stock options, rights to participate in other benefit programs offered or maintained by Sterling, and the following perquisites: payment for tax preparation and financial planning, payment for an annual physical examination, club membership fees and payment of an automobile allowance.

In addition, the Agreements provide for the payment of severance benefits to Messrs. Gilkey and Zuppe upon termination of their employment by Sterling without cause or following a constructive discharge or their permanent disability.  If Messrs. Gilkey or Zuppe are not reelected to the Board of Directors, then they will be considered to have been constructively discharged under the terms of the Agreements.  Pursuant to these provisions, Mr. Gilkey and Mr. Zuppe would be entitled to receive their base salary in effect at the time of termination until the later to occur of the expiration of their Agreements or the end of the three-year period following the date of such termination. In the event Messrs. Gilkey or Zuppe were discharged within eighteen months following a change in control of Sterling, they would be entitled to their base salaries and incentive bonuses, at the highest annual rates during their employment, until the later to occur of the expiration of their Agreements or the end of the three-year period following the date of such discharge.  In addition, in the event of any of these terminations of employment, earned but unpaid base salary and incentive bonus amounts and amounts held for Messrs. Gilkey and Zuppe in the deferred compensation plan and the supplemental executive retirement plan as of the date of termination would be payable in full.  Medical, dental care, life or other insurance, including travel, accident and disability insurance and the perquisites detailed above would continue for the severance period.  Stock options granted pursuant to the Agreements would become fully exercisable during the severance period.

The Agreements further provide for the survival of certain benefits upon any termination of employment, including retirement, except for a termination for cause.  The benefits that survive include medical, dental, disability, travel and accident insurance coverage for Messrs. Gilkey and Zuppe and their spouses, to the extent not offset by Medicare, and the continuation of certain perquisites, specifically tax preparation and financial planning, annual physical and club membership fees.

The above summary is qualified in its entirety by reference to the Agreements, copies of which are included as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)  The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated as of March 19, 2005 between Sterling and Harold B. Gilkey.
10.2	Amended and Restated Employment Agreement, dated as of March 19, 2005 between Sterling and William W. Zuppe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

March 23, 2005	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President-Finance and
Chief Financial Officer

STERLING FINANCIAL CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated as of March 19, 2005 between Sterling and Harold B. Gilkey.
10.2	Amended and Restated Employment Agreement, dated as of March 19, 2005 between Sterling and William W. Zuppe.